Exhibit 99.1

Ivanhoe Energy Proposes Share Consolidation to Preserve NASDAQ Listing

CALGARY, July 18, 2014 /CNW/ - Ivanhoe Energy Inc. (TSX: IE) (NASDAQ: IVAN) has scheduled a special meeting of shareholders to be held on August 13, 2014. The purpose of the special meeting is to give shareholders the opportunity to approve a proposal to effect a share consolidation or reverse-split as a means of regaining compliance with NASDAQ's minimum bid price requirements prior to September 2, 2014. Details of the proposal are included in the proxy materials mailed to shareholders of record as of July 11, 2014. The proxy materials have also been filed on SEDAR and EDGAR.

The special meeting has been scheduled to preserve the Company's ability to pursue the consolidation proposal as a viable alternative for regaining compliance with NASDAQ's minimum bid price requirements in a timely manner. The schedule allows sufficient time for the dissemination of the proxy materials to shareholders and, if the consolidation proposal is presented to the shareholders at the special meeting and approved, for the Company's post-consolidation common shares to trade on NASDAQ for a sufficient period of time to re-establish compliance prior to the September 2 deadline.

There may be other alternatives that would permit the Company to regain compliance without pursuing the consolidation proposal, such as the successful execution of a business opportunity resulting in a material appreciation of the market price of the Company's common shares, but there is no assurance that any such alternatives will be available in a timely manner. If, for any reason, the Company does not regain compliance with NASDAQ's minimum bid price requirements in a timely manner because shareholders do not approve the consolidation proposal or for other reasons the Company's common shares may become subject to delisting from NASDAQ. If the Company's common shares are ultimately delisted from NASDAQ the Company intends to maintain its current listing on the Toronto Stock Exchange.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, United States, and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information:

Greg Phaneuf 1 (403) 261 1700
Bill Trenaman 1 (604) 331 9834
info@ivanhoeenergy.com

CO: Ivanhoe Energy Inc.

CNW 07:55e 18-JUL-14